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                                                                EXHIBIT 10.5

                                  CERTIFICATE

 I, the undersigned, hereby certify that I am the Vice President, General Counsel and Secretary of OHM Corporation, a corporation duly organized and existing under the laws of the State of Ohio (the "Corporation").

 I further certify that attached hereto is a true and correct copy of resolutions adopted by the Executive Committee of the Board of Directors of the Corporation on January 19, 1996 which amends the Corporation's Retirement Savings Plan, and that said resolutions have not been rescinded, amended or modified and are in full force and effect in the form adopted as of the date hereof.

 IN WITNESS WHEREOF, I hereunto subscribe my name and affix the seal of the Corporation on this 21st day of March, 1996.

                                        /s/ John J. Ray III
                                        _________________________________
                                        John J. Ray III
                                        Vice President, General
                                        Counsel and Secretary



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RESOLUTIONS TO APPROVE CONTRIBUTIONS TO OHM RETIREMENT SAVINGS PLAN
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        RESOLVED, that the Chairman, President and Chief Executive Officer, the
   Vice President, General Counsel and Secretary, the Vice President and Chief Financial Officer, and the Treasurer and Assistant Secretary of the Company (the "Authorized Officers"), and each of them, are hereby authorized for and on behalf of the Company:

                (a) on a monthly basis, commencing February 1996 and each succeeding calendar month thereafter, to make an employer matching contribution to the OHM Corporation Retirement Savings Plan (the "Plan") pursuant to Section 4.1 thereof in an amount equal to:

                1.      The sum of:

                        (i) 100% of the first two percent of each employee's compensation that is contributed to the Plan as before-tax contributions made during such month by employees who are participants in the Plan; and

                       (ii) 50% of each employee's compensation, in excess of 2% but not in excess of 6% of such employee's compensation, that is contributed to the Plan as before-tax contributions made during such month by employees who are participants in the Plan.

                2. Reduced by any forfeitures arising under the Plan that are available to be reallocated to other Plan participants.

        FURTHER RESOLVED, that the foregoing authority shall be a continuation of the authority to make contributions to the Plan granted by resolutions of this Board of Directors adopted on May 14, 1992, December 11, 1992, February 11, 1994, and May 22, 1995, and shall be in effect until further action is taken by this Board of Directors on this matter.

        FURTHER RESOLVED, that any Authorized Officer, and each of them, are hereby authorized to take any and all actions and to execute and deliver any and all documents and instruments on behalf of the Company as may be deemed necessary or appropriate to implement fully and properly the purposes and intent of the foregoing resolution.

        FURTHER RESOLVED, that all of the actions taken by the Directors and Officers of the Company prior to the adoption of these resolutions in connection with the Company's matching contributions hereby are in all respects ratified, adopted and approved and that such actions shall be binding upon the Company and shall have the same force and effect as if such actions had been authorized by this resolutions.